UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 08, 2024

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported, on September 6, 2023, TRACON Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders (the “2023 Special Meeting”) at which the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of one-for-five to one-for-twenty, with such ratio to be determined in the discretion of the Company’s board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion.

On April 8, 2024, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of one-for-twenty. On April 8, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect the one-for-twenty reverse stock split of the Company’s outstanding common stock. The Charter Amendment will be effective at 5:00 p.m. Eastern Time on April 9, 2024 (the “Effective Time”).

The Charter Amendment provides that, at the Effective Time, every twenty shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options and warrants issued by the Company and outstanding immediately prior to the Effective Time, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares authorized for future grant under the Company’s equity incentive/compensation plans immediately prior to the Effective Time will be reduced proportionately. The total number of the Company’s authorized shares of common stock will remain unchanged at 60,000,000 notwithstanding the reverse stock split.

The Company’s common stock will begin trading on the Nasdaq Global Market on a split-adjusted basis when the market opens on April 10, 2024. The new CUSIP number for the Company’s common stock following the reverse stock split is 89237H308.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

On April 8, 2024, the Company issued a press release announcing the reverse stock split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of TRACON Pharmaceuticals, Inc.

99.1	Press Release by TRACON Pharmaceuticals, Inc., dated April 8, 2024.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	April 8, 2024	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer